Exhibit 10.16

EXECUTIVE PURCHASE AGREEMENT

THIS EXECUTIVE PURCHASE AGREEMENT (this “Agreement”) is made as of January 31, 2002 by and among Cbeyond Communications, Inc., a Delaware corporation (the “Company”), Cbeyond Investors, LLC, a Delaware limited liability company (“Investors LLC”), and Richard Batelaan (“Executive”). Capitalized terms used but not otherwise defined herein have the meanings given to them in Section 6 hereof.

THE SECURITIES TO BE ACQUIRED HEREUNDER ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.

THE SECURITIES TO BE ACQUIRED HEREUNDER ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, VESTING AND REPURCHASE RIGHTS AND OTHER SUBSTANTIAL RESTRICTIONS AS SET FORTH HEREIN AND IN THE UNITHOLDERS AGREEMENT.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Purchase and Sale of Common Units.

(a) Capital Contributions and Issuance of Common Units. Upon execution of this Agreement, Executive shall have made capital contributions to Investors LLC in an amount equal to $7,500 (the “Capital Contributions”), or $.25 per Unit, in exchange for, and Investors LLC shall issue to Executive, 30,000 Common Units having the relative rights, powers and duties as set forth in the LLC Agreement.

(b) 83(b) Election. Within 30 days after the date hereof, Executive shall make a protective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Annex A attached hereto. Investors LLC shall take no action inconsistent with such election.

(c) Representations and Warranties of Executive. In connection with the Capital Contributions and the issuance of Executive Securities hereunder, Executive represents and warrants to each of Investors LLC and the Company that:

(i) The Executive Securities to be acquired by Executive pursuant to this Agreement shall be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Executive is a management employee of a Company Party, is sophisticated in financial matters and is able to evaluate the risks and benefits of Executive’s investment in the Executive Securities.

(iii) Executive is able to bear the economic risk of Executive’s investment in the Executive Securities for an indefinite period of time and is aware that Transfer of the Executive Securities may not be possible because (A) such Transfer is subject to contractual restrictions on Transfer set forth herein and in the Unitholders Agreement, and (B) the Executive Securities have not been registered under the Securities Act or any applicable state securities laws and cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

(iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities issued hereunder and has had full access to such other information concerning the Company Parties as Executive has requested.

(v) Executive is a United States citizen and a resident of the State of Georgia.

(vi) This Agreement, the LLC Agreement, the Unitholders Agreement, and the other agreements contemplated thereby of even date therewith constitute the legal, valid and binding obligations of Executive, enforceable against Executive in accordance with their terms, and the execution, delivery and performance of such agreements by Executive and Executive’s employment with any of the Company Parties do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or by which Executive is bound or any judgment, order or decree to which Executive is subject.

(vii) Executive is not a party to or bound by any (A) employment agreement, (B) noncompete agreement or (C) confidentiality agreement that impairs or impedes Executive’s duties to any of the Company Parties; and Executive shall not use any confidential information or trade secrets (other than the Confidential Information) in connection with the performance of Executive’s duties hereunder.

(viii) Executive has had the opportunity to consult with, and Executive has consulted with, legal counsel of Executive’s choice and Executive fully understands the terms and conditions contained herein.

(d) Acknowledgment of At-Will Employment. As an inducement to Investors LLC and the Company to enter into this Agreement, and as a condition thereto, Executive acknowledges and agrees that no agreement or arrangement between Executive and any of the Company Parties (including the issuance of Executive Securities to Executive and the execution and delivery of this Agreement) shall entitle Executive to become or remain in the employment of any of the Company Parties or affect the right of any of the Company Parties to terminate Executive’s employment at any time and for any reason. Executive’s annual base salary, subject to any increase implemented by the Board of Directors of the Company, will be $150,000.

2.    Vesting of Executive Securities.

(a) Time Vesting. Except as otherwise provided in this Agreement, the Executive Securities will vest over a period ending on October 29, 2005, with 25% vesting on October 29 in each of the years 2002, 2003, 2004 and 2005 as follows if (but only if) as of each such date Executive has been continuously employed by the Company Parties from and after the date hereof:

Date	Cumulative Percentage of Executive Securities Vested on Such Date
October 29, 2002	25%
October 29, 2003	50%
October 29, 2004	75%
October 29, 2005	100%

No Executive Securities shall vest after the date on which Executive’s employment with the Company Parties terminates. For purposes of this Agreement, “Unvested Securities” means (i) any Common Units, (ii) any Executive Securities issued upon dissolution and liquidation of Investors LLC in respect of such Executive Securities and (iii) any securities issued directly or indirectly in respect of any of the foregoing securities in clauses (i) or (ii) by way of a split, dividend, distribution or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion, exchange or exercise of any of the foregoing securities; in each case which securities have not vested in accordance with the terms and conditions of this Agreement. “Vested Securities” means all outstanding Executive Securities that are not Unvested Securities.

(b) Acceleration upon Death or Disability. If Executive’s employment with the Company Parties is terminated by reason of Executive’s death or Total and Permanent Disability, at least 60% of the Executive Securities shall be Vested Securities (i.e., to the extent, but only to the extent, that less than 60% of the Executive Securities have not already vested upon such termination of employment, the Executive Securities will vest as of the date of such termination so that 60% of the Executive Securities shall be Vested Securities and 40% shall be Unvested Securities).

(c) Acceleration upon Termination without Cause. If Executive’s employment with the Company Parties is terminated by any of the Company Parties without Cause (and not by reason of Executive’s death or Disability), 20% of the Executive Securities will vest (to the extent not vested) as a result of Executive’s termination by the Company Parties without Cause as of the date of such termination (e.g., if 40% of the Executive Securities are Vested Securities at the time of such termination or such resignation, then after such termination or such resignation, 60% of the Executive Securities shall be Vested Securities and 40% shall be Unvested Securities).

(d) Acceleration upon Termination and Sale of the Company. If, within twelve (12) months after a Sale of the Company, Executive’s employment with the Company Parties is terminated by any of the Company Parties without Cause (and not by reason of Executive’s death or Disability) or Executive resigns for Good Reason, all Unvested Securities (if any) will vest as of the date of such termination.

3.    Call Option and Put Option.

(a) The Call Option. Upon the termination of Executive’s employment with the Company Parties, the Executive Securities (whether Vested Securities or Unvested Securities and whether held by Executive or by one or more of Executive’s Transferees) will be subject to repurchase by Investors LLC (or one or more of its assignees at the election of Investors LLC) at the option of Investors LLC pursuant to the terms and conditions set forth in this Section 3 (the “Call Option”).

(b) The Put Option. Upon the termination of Executive’s employment with the Company Parties (other than by the Company Parties for Cause or resignation by Executive without Good Reason), the Unvested Securities (whether held by Executive’s or by one or more of Executive’s Transferees) will be subject to repurchase by Investors LLC (or one or more of its assignees at the election of Investors LLC) at the option of Executive (or a legal representative of Executive or Executive’s estate in the event of termination by reason of Disability or death) pursuant to the terms and conditions set forth in this Section 3 (the “Put Option”).

(c) Repurchase Price. The repurchase price (the “Repurchase Price”) of any Vested Securities to be repurchased pursuant to any exercise of the Call Option shall (subject to upward adjustment as provided in Section 3(j) below) be the Fair Market Value of such securities. The Repurchase Price of any Unvested Securities to be repurchased pursuant to any exercise of the Call Option, and the Repurchase Price of any Executive Securities to be repurchased pursuant to any exercise of the Put Option, shall be the Original Cost of such securities.

(d) Exercise of Call Option. Investors LLC (by action of the Board) may elect to purchase (and/or elect to give one or more assignees of Investors LLC the right to elect to purchase) all or any portion of the Executive Securities by delivering written notice (the “Call Notice”) to the holder or holders of such Executive Securities within sixty (60) days after termination of Executive’s employment with the Company Parties. The Call Notice shall set forth the number, type, and class of Executive Securities (including, if applicable, the number of Unvested Securities and/or Vested Securities) to be acquired from each such holder and, in the event that all of the Executive Securities to be repurchased are Unvested Securities, the time and place for the closing of the transaction, which date shall not be more than thirty (30) days nor less than five (5) days after the delivery of such Call Notice; provided that Investors LLC or any other purchaser may elect to require that such Transfer be consummated effective as of the first day of the next succeeding month. The Executive Securities to be repurchased by Investors LLC (and/or one or more of its assignees) shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Call Notice. If the number of Executive Securities then held by Executive is less than the total number of Executive Securities that Investors LLC (and/or one or more of its assignees) has elected to purchase, Investors LLC (and/or one or more of its assignees) shall purchase the remaining securities elected to be purchased from the other holder(s) of Executive Securities, pro rata according to the number of Executive Securities held of record by each such other holder at the time of delivery of the Call Notice. The number of Unvested Securities and Vested Securities to be repurchased hereunder shall be deemed to be allocated among Executive and the other holders of repurchased Executive Securities (if any) pro rata according to the number of Executive Securities to be purchased from such persons.

(e) Exercise of Put Option. Executive (or a legal representative of Executive or Executive’s estate in the event of Disability or death) may elect to cause Investors LLC (or one or more of its assignees at the election of Investors LLC) to purchase all or any portion of the Unvested Securities by delivering written notice (the “Put Notice”) to Investors LLC within sixty (60) days after termination of Executive’s employment with the Company Parties. The Put Notice shall set forth the number, type and class of Unvested Securities to be acquired from each holder of Unvested Securities and the time and place for the closing of the transaction, which date shall not be more than thirty (30) days nor less than five (5) days after the delivery of such Put Notice; provided that Investors LLC or any other purchaser may elect to require that such Transfer be consummated effective as of the first day of the next succeeding month.

(f) Assignment by Investors LLC. Investors LLC (by action of the Board) will have the right (but not the obligation) to assign or delegate all or any portion of its repurchase rights or obligations hereunder in connection with either the Call Option and/or the Put Option to any Person(s).

(g) Fair Market Value of Vested Securities. The “Fair Market Value” of the Vested Securities shall be determined in accordance with this paragraph (g).

(i) Holders of a majority of the Major Investor Equity and holders of a majority of the Vested Securities to be repurchased shall attempt in good faith to agree on the Fair Market Value of the Vested Securities to be repurchased. Any agreement reached by such Persons shall be final and binding on all parties hereto.

(ii) If such Persons are unable to reach such agreement within twenty (20) days after the giving of a Call Notice, the Fair Market Value of any Vested Securities that are publicly traded shall be the average, over a period of twenty-one (21) days consisting of the date of Executive’s termination of employment and the twenty (20) consecutive business days prior to that date, of the closing prices of the sales of such securities on all securities exchanges on which such securities may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices at such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

(iii) If such Persons are unable to reach agreement pursuant to subparagraph (i) above within thirty (30) days after the giving of a Call Notice, then to the extent any Executive Securities are not publicly traded:

(A) Holders of a majority of the Major Investor Equity and holders of a majority of the Vested Securities to be repurchased shall each, within fifteen (15) days thereafter, choose one investment banker or other appraiser with experience in analyzing and making determinations concerning matters in the telecommunications industry and in valuing entities like Investors LLC (including the distribution arrangements of the type described in the LLC Agreement), and the two investment bankers/appraisers so selected shall together select a third investment/banker appraiser similarly qualified.

(B) The three investment bankers/appraisers shall first appraise the fair market value of Investors LLC based on the assumption of an orderly, arm’s length sale to a willing unaffiliated buyer. The three investment bankers/appraisers shall then appraise the fair market value of such non-publicly-traded Vested Securities as follows:

(1) the fair market value of each share of Common Stock shall be equal to the fair market value of the Company divided by the total number of shares of Common Stock outstanding on the date of Executive’s termination of employment (determined on a fully-diluted basis using the “Treasury Method” of accounting under generally accepted accounting principles for determination of fully-diluted earnings per share);

(2) the fair market value of each share of Preferred Stock shall be equal to the greater of (x) the Liquidation Value (as defined in the

Company’s certificate of incorporation) of such share, together with all accrued but unpaid dividends thereon (as determined under the Company’s certificate of incorporation), and (y) the fair market value (determined in accordance with subparagraph 1) above) of the share(s) of Common Stock (including fractional shares) into which such share of Preferred Stock is convertible on the date of Executive’s termination of employment;

(3) the fair market value of each Vested Security that is a Common Unit shall be equal to the fair market value of the assets (as determined in accordance with subparagraphs (I), (2) and (4) of this subparagraph (B)) that would be distributed according to the terms of the LLC Agreement with respect to such Common Unit if Investors LLC were dissolved and liquidated on the date of Executive’s termination of employment; and

(4) the fair market value of any other non-publicly-traded Vested Securities (or, for purposes of subparagraph (3) above, any other assets) shall be the fair market value of such securities (or other assets), determined on the basis of an orderly, arm’s length sale to a willing, unaffiliated buyer, taking into account all relevant factors determinative of value.

The three investment bankers/appraisers shall, within thirty (30) days of their retention, provide the written results of such appraisals to Investors LLC and/or its assignees and to each of the holders of Vested Securities to be repurchased.

(C) The “Fair Market Value” of the non-publicly-traded Vested Securities to be repurchased shall be the average of the two appraisals closest to each other (or the appraisal which is neither the greatest or the least amount, if no two appraisals are closest in amount), and such amount shall be final and binding on all parties hereto; provided that Investors LLC (and/or any of its assignees) may at any time within ten (10) days after receiving written notice of such determination rescind its prior exercise of the Call Option (if any) by giving written notice of such revocation to the holder or holders of the Vested Securities to be repurchased, and upon such revocation the revoking party will be treated as if it had never exercised such Call Option (it being understood that such revoking parties shall thereafter have no right to re-exercise such Call Option with respect to such Vested Securities).

(D) The costs of such appraisal shall be allocated between the parties based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party; provided that if any party revokes its exercise of the Call Option pursuant to subparagraph (C) above, such revoking parties shall bear (pro rata among all such revoking parties based on the number of Vested Securities with respect to which each revoking party had initially exercised its Call Option) any appraisal costs that would otherwise be allocated to the holder(s) of Vested Securities under this subparagraph (D) had such revoking parties not revoked their exercise of the Call Option.

(iv) Within ten (10) business days after the Fair Market Value of the Vested Securities to be repurchased (if any) has been determined, Investors LLC shall send a notice to each holder of Vested Securities to be repurchased setting forth the consideration to be paid for such Vested Securities and the aggregate amount to be paid for all Executive Securities to be repurchased (including all Vested Securities and Unvested Securities) and the time and place for the closing of the transaction, which date shall not be more than thirty (30) days nor less than five (5) days after the delivery of such notice; provided that Investors LLC or any other purchaser may elect to require that such Transfer be consummated effective as of the first day of the next succeeding month.

(h) Closing of the Repurchase. At the closing of any repurchase to be made pursuant to a Call Notice or a Put Notice, the purchasers of the Executive Securities to be repurchased shall be entitled to receive customary representations and warranties from the sellers of such Executive Securities (including regarding good title to such securities, free and clear of any liens or encumbrances) and to require that signatures be guaranteed by a national bank or reputable securities broker. At the closing of any repurchase to be made pursuant to a Call Notice or a Put Notice, the holders of Executive Securities shall deliver to Investors LLC (and/or any of its assignees) all certificates (if any) evidencing the Executive Securities to be repurchased, and Investors LLC (and/or any of its assignees) shall pay for the Executive Securities to be purchased pursuant to the Call Option or the Put Option by delivery of a check or checks or wire transfer(s) of immediately available funds in the aggregate amount of the Repurchase Price for such Executive Securities; and provided that in the event the Board determines in its good faith discretion that Investors LLC is not in a position to pay in cash all of the Repurchase Price for the Executive Securities to be repurchased by it:

(i) prior to the dissolution and liquidation by Investors LLC, Investors LLC may pay a portion of the Repurchase Price for any Vested Securities to be repurchased by Investors LLC equal to (x) the aggregate Fair Market Value of such Vested Securities to be repurchased by Investors LLC minus (y) the aggregate Original Cost of such Vested Securities, by issuing in exchange for such Vested Securities an equal number of Class C Units having the relative rights, powers and duties set forth in the LLC Agreement and for purposes of the LLC Agreement, such Class C Units shall as of the date of issuance be deemed to have aggregate Capital Contributions made with respect to such Class C Units equal to (x) the aggregate Fair Market Value of the Vested Securities repurchased by Investors LLC minus (y) the aggregate Original Cost of such Vested Securities; or

(ii) after the dissolution and liquidation of Investors LLC, the Company (as successor to the rights of Investors LLC pursuant to Section 7(i) below) may pay, in the form of a promissory note, a portion of the Repurchase Price for such securities equal to (x) the aggregate Fair Market Value for the Vested Securities to be repurchased by Investors LLC minus (y) the aggregate Original Cost of such Vested Securities. Such promissory note shall be subordinated to all of the Company’s senior and senior subordinated debt obligations either then or thereafter incurred, shall earn simple annual interest at the Base Rate, shall have all principal and accrued interest due and payable upon maturity, and shall mature upon the earliest to occur of the Company’s initial Public Offering (if such initial Public Offering has not occurred prior to the issuance of such promissory note), a Sale of the Company, or the fifth anniversary of the issuance of such promissory note.

(i) Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by Investors LLC shall be subject to applicable restrictions contained in the Delaware General Corporation Law, the Delaware Limited Liability Company Act and in the Company Parties’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Securities hereunder which Investors LLC is otherwise entitled or required to make, the time periods provided in this Section 3 shall be suspended, and Investors LLC may (or in the event of the exercise of a Put Option shall) make such repurchases as soon as it is permitted to do so under such restrictions, unless by such time the Call Option has terminated pursuant to Section 3(k) below; provided that, notwithstanding the foregoing, in no event shall the time periods provided in this Section 3 be suspended for more than 6 months.

(j) Make Whole. If within twelve months following the date of the termination of Executive’s employment by the Company Parties without Cause or as a result of Executive’s death or Disability or Executive’s resignation for Good Reason (i) a Sale of the Company or a Public Offering occurs and (ii) the distributions per unit received (whether or not received within such twelve month period) in the liquidation of Investors LLC by holders of vested Common Units in respect of their vested Common Units or the public offering price per .share of common stock of the Company (net of any underwriting discounts but including the fair market value of all dividends and distributions declared or paid by the Company to the holders of Common Stock after the date of Executive’s termination of employment to and including the date of such transaction), as the case may be, exceed the price per unit paid for any Vested Securities as determined in accordance with subparagraph (g) above, each seller of Vested Securities shall be entitled to receive an upward adjustment in the Repurchase Price for the Vested Securities sold by such seller, if any, pursuant to a Call Notice. The excess of (x) the amount which such sellers of Vested Securities would have received in such Sale of the Company or Public Offering assuming the sale in such transaction of all Vested Securities purchased pursuant to such Call Notice, over (y) the amount which such sellers of Vested Securities received from the sale of Vested Securities upon exercise of the Call Option (the amount of such excess, the “Additional Proceeds”) shall be paid to the applicable seller of Vested Securities by the buyer thereof by certified or cashier’s check or wire transfer of funds to the applicable seller of Vested Securities upon consummation of such Sale of the Company (or at such later time as holders of Common Units receive the distributions described in clause (ii) above) or upon the consummation of such Public Offering, as the case may be.

(k) Termination and Clarification. The rights under this Section 3 of Investors LLC and/or its assignees to repurchase Vested Securities pursuant to a Call Option shall terminate upon the consummation of a Public Offering or a Qualified Sale of the Company (it being understood that such rights shall (to the extent otherwise applicable) continue to apply after such consummation to all Unvested Securities until such Unvested Securities become Vested Securities in accordance with the terms of this Agreement). For the avoidance of doubt, it is understood and agreed that the provisions in Section 7(i) hereof shall apply to this Section 3 (and all other Sections of this Agreement).

4.    Restrictions on Transfer.

(a) Opinion of Valid Transfer. In addition to any other restrictions on Transfer imposed by this Agreement, the Unitholders Agreement or the LLC Agreement, no holder of Executive Securities may Transfer any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to Investors LLC an opinion of legal counsel which (to the Board’s reasonable satisfaction) is knowledgeable in securities law matters (reasonably acceptable in form and substance to the Board) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

(b) Restrictive Legend. The certificates (if any) representing Executive Securities shall hear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                 , 200[    ], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN AN EXECUTIVE PURCHASE AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE INITIAL HOLDER OF SUCH SECURITIES AND OTHER PARTIES NAMED THEREIN. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Executive Securities.

(c) Retention of Executive Securities.

(i) Executive shall not Transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Executive Securities, except pursuant to (A) the repurchase provisions set forth in Section 3 of this Agreement, (B) the “Tag-Along Rights” provisions set forth in the Unitholders Agreement, or (C) a Sale of the Company (each of (A), (B), and (C), an “Exempt Transfer”).

(ii) The restrictions contained in this paragraph (c) shall not apply to Transfers of Executive Securities (A) pursuant to applicable laws of descent and distribution or (B) among Executive’s Family Group; provided that the restrictions contained in this paragraph (c) shall continue to be applicable to the Executive Securities after any such Transfer, the Transferees of such Executive Securities shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Executive Securities so Transferred, and (prior to the death of Executive) each such Transferee of Executive Securities shall have entered into proxies and other agreements reasonably satisfactory to the holders of a majority of the Major Investor Equity pursuant to which Executive shall have the sole right to vote such Executive Securities for all purposes. For purposes of this Agreement, “Family Group” means Executive’s spouse, descendants (whether natural or adopted), parents, spouse’s parents, siblings, nieces and nephews, any spouse of the foregoing (collectively, the “Family”), any trust which at the time of such Transfer and at all times thereafter is and remains solely for the benefit of such Executive and/or such Executive’s Family and any family partnership the partners of which consists solely of such Executive and/or such Executive’s Family or such trusts.

(iii) The restrictions on the Transfer of Executive Securities set forth in this paragraph (c) shall continue with respect to each Executive Security following any Transfer thereof (other than an Exempt Transfer); provided that upon the consummation of a Public Offering the restrictions set forth in this paragraph (c) shall thereafter cease to apply to all Vested Securities (it being understood that such restrictions shall continue to apply after such consummation to all Unvested Securities until such Unvested Securities become Vested Securities in accordance with the terms of this Agreement).

5.    Confidentiality, Noncompete, and Nonsolicitation.

(a) Nondisclosure and Nonuse of Confidential Information. Executive shall not disclose or use at any time, either during Executive’s employment with any of the Company Parties or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by Executive, except to the extent that such disclosure or use is directly related to and required by Executive’s performance of duties assigned to Executive by the any of the Company Parties; provided that nothing herein shall restrict Executive from disseminating personal knowledge gained during the course of Executive’s employment with the Company Parties after the second anniversary of the termination of Executive’s employment with the Company Parties to the extent such personal knowledge is not the property of any of the Company Parties. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by any of the Company Parties in connection with their business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs. and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination. Notwithstanding the foregoing, “Confidential Information” shall not include any information (a) of which Executive became aware prior to Executive’s affiliation with the any of the Company Parties (b) of which Executive learns from sources other than the Company Parties, whether prior to or after such information is actually disclosed by any of the Company Parties, or (c) which is disclosed in a prospectus or other documents for dissemination to the public.

(b) The Company’s Ownership of Intellectual Property.

(i) Acknowledgment of Company Ownership. In the event that Executive as part of Executive’s activities on behalf of any of the Company Parties generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to any of the Company Parties’ business as now or hereafter conducted (collectively, “Intellectual Property”), Executive acknowledges that such Intellectual Property is the exclusive property of such Company Party and hereby assigns all right, title and interest in and to such Intellectual Property to such Company Party. Any copyrightable work prepared in whole or in part by Executive will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and the Company Party shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company Parties’ interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive’s employment with the Company Parties).

(ii) Executive Invention. Executive understands that paragraph (b)(i) of Section 5 of this Agreement regarding the Company Parties’ ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of any of the Company Parties were used and which was developed entirely on Executive’s own time, unless (i) the invention relates to the business of the any of the Company Parties or to the any of the Company Parties’ actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for any of the Company Parties.

(c) Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of Executive’s employment with the Company Parties for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive’s possession or within Executive’s control (including, but not limited to written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other material containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, Executive shall provide the Company with written confirmation that all such materials have been delivered to the Company.

(d) Noncompete. Executive acknowledges and agrees with the Company and Investors LLC that (i) in the course of Executive’s employment the Company Parties Executive shall become familiar with the trade secrets of the Company Parties and with other Confidential Information concerning the Company Parties, (ii) Executive’s services to the Company Parties are unique in nature and of an extraordinary value to the Company Parties, and (iii) the Company Parties could be irreparably damaged if Executive were to provide similar services to any person or entity competing with any of the Company Parties or engaged in a similar business. In connection with the issuance to Executive of the Common Units hereunder, in consideration of and as an inducement to (A) Investors LLC and the Company to enter into this Agreement and (B) the Company to agree to assume the obligations of Investors LLC upon dissolution and liquidation thereof, and in further consideration of the Noncompete Compensation (as defined below), Executive covenants and agrees with the Company and Investors LLC that during the period beginning on the date hereof and ending on the first anniversary of the date of the termination of Executive’s employment with the Company Parties

(the “Noncompete Period”), Executive shall not, directly or indirectly, either for himself or for or through any other Person, participate in any business or enterprise conducting business in any Covered MSA which provides or proposes to provide local, long distance, internet access, or other data, voice or internet services of the type any of the Company Parties provides or proposes to provide as evidenced by a business plan which has been approved by or submitted to the board of directors of the Company, which in the case of a submitted business plan, has not been rejected by the Company’s board of directors; provided that after such termination of employment, nothing herein shall prohibit Executive (1) from engaging in any activity in which he or she did not engage on behalf of any of the Company Parties prior to such termination of employment or (2) from entering into any employment in, or with an employer that conducts business in, any Covered MSA if Executive has not performed any services on behalf of any of the Company Parties in such Covered MSA. Without limiting the generality of the foregoing, Executive agrees that, during the Noncompete Period, Executive shall not compete against any of the Company Parties by soliciting any customer or prospective customer of any of the Company Parties in any Covered MSA with whom Executive had any business dealings or contracts on behalf of any of the Company Parties during the two years prior to the such termination of employment. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope. For purposes of this Agreement, (i) the term “participate in” includes having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than owning up to 5% of the outstanding stock of any class that is publicly traded, (ii) the term “MSA” means metropolitan statistical area and (iii) the term “Covered MSA” means the MSAs set forth on Schedule I attached hereto (it being understood that the Company Parties have been formed for the purpose of carrying on business in all of the Covered MSAs).

(e) Nonsolicitation. During the Noncompete Period, Executive shall not (i) induce or attempt to induce any employee of any of the Company Parties to leave the employ of any of the Company Parties, or in any way interfere with the relationship between any of the Company Parties and any employee thereof, or (ii) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of any of the Company Parties in order to induce or attempt to induce any such Person to cease doing business with the any of the Company Parties, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any of the Company Parties (including making any negative statements or communications concerning any of the Company Parties).

(f) Noncompete Compensation. “Noncompete Compensation” shall (i) be payable if (but only if) Executive’s employment is terminated by any of the Company Parties without Cause, (ii) subject to clause (i) above, be payable in accordance with the customary payroll practices of the Company during the period beginning the day after the date of Executive’s termination of employment with the Company Parties and ending ninety (90) days after such date of termination and (iii) subject to clause (ii) above, be paid at a rate equal to 25% of the annual base salary rate in effect immediately prior to Executive’s termination of employment.

(g) Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

6.    Definitions.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Board” means (i) prior to the dissolution and liquidation of Investors LLC, the board of managers of Investors LLC and (ii) after the dissolution and liquidation of Investors LLC, the board of directors of the Company.

“Cause” means (A) Executive’s theft or embezzlement, or attempted theft or embezzlement; of money or property of any of the Company Parties, Executive’s perpetration or attempted perpetration of fraud; or Executive’s participation in a fraud or attempted fraud, on any of the Company Parties, or Executive’s unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties, (B) any act or acts of disloyalty, moral turpitude or material misconduct by Executive injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or Executive’s conviction of a crime which results in injury to any of the Company Parties or (C) Executive’s repeated refusal (other than by reason of Disability) to carry out reasonable instructions by Executive’s superiors or the Board or the Company’s board of directors.

“Class C Units” has the meaning given to it in the LLC Agreement.

“Class D Units” has the meaning given to it in the LLC Agreement.

“Closing Date” means March 28, 2000.

“Common Stock” means the Company’s Common Stock, par value $.01 per share.

“Common Units” has the meaning given to it in the LLC Agreement.

“Company Parties” means, collectively and without duplication, Investors LLC, the Company and any of their Subsidiaries.

“Delaware General Corporation Law” mean the Delaware General Corporation Law, 8 Del. L. §101, et seq., as it may be amended from time to time, and any successor to the Delaware General Corporation Law.

“Delaware Limited Liability Company Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Executive Securities” means (i) the Common Units issued to Executive hereunder, (ii) upon dissolution and liquidation of Investors LLC, any securities of the Company distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution and liquidation, (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, distribution or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion, exchange or exercise of any of the foregoing securities and (iv) in the case of Section 4 and subsections l(c), l(d) and 7(a) of this Agreement, any other securities of Investors LLC or the Company hereafter acquired by Executive (other than any Preferred Units, any Class D Units or any securities issued in exchange therefor, which shall not be “Executive Securities” under this Agreement). Attached hereto as Annex B is an example that illustrates the formula to be used in determining which Executive Securities received in a liquidation of Investors LLC are “Vested Securities” and which are “Unvested Securities” under this Agreement and the procedure for determining the “Original Cost” of such Executive Securities for purposes of this Agreement. As to any particular securities constituting Executive Securities, such securities shall cease to be Executive Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (c) repurchased by any of the Company Parties (including in exchange for Class C Units).

“Investor Purchase Agreement” means the Investor Purchase Agreement dated as of the Closing Date entered into by and among Investors LLC and the purchasers named therein, as amended from time to time in accordance with its terms.

“LLC Agreement” means the Limited Liability Company Agreement dated as of the Closing Date entered into by and among the members of Investors LLC, as amended from time to time in accordance with its terms.

“Major Investor Equity” means (i) the Preferred Units issued pursuant to the Investor Purchase Agreement or Section 3.1(g) of the LLC Agreement to MDCP, MSCP, BV and VPVP (each as defined in LLC Agreement), (ii) upon and after the dissolution or liquidation of Investors LLC, the securities distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, distribution or other division of securities, or in connection with a combination or exchange of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of the foregoing (but not including any Class D Units issued in exchange for Preferred Units or any securities issued in exchange for such Class D Units). As to any particular securities constituting Major Investor Equity, such securities shall cease to be Major Investor Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by any of the Company Parties (including in exchange for Class D Units).

“Operating LLC” means Cbeyond Communications, LLC, a Delaware limited liability company.

“Original Cost” means (i) with respect to any Common Unit issued to Executive, the Capital Contribution made in respect of such Common Unit (i.e., in the case of all Common Units outstanding as of the date hereof, $.25 per Common Unit) and (ii) with respect to any other securities, the original price (if any) paid upon issuance of such securities or any underlying securities.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Company’s Class A Preferred Stock, par value $.01 per share.

“Preferred Units” has the meaning given to it in the LLC Agreement.

“Public Offering” means any sale of the Company’s common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or any successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a public offering: (i) any issuance of common equity securities by the Company as consideration for a merger or acquisition, (ii) any issuance of common securities to employees, directors or consultants of any of the Company or any of its Subsidiaries as part of an incentive or issuance or compensation plan, (iii) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Company’s ability to sell the debt or preferred stock and (iv) the issuance of common stock by the Company upon conversion of any preferred stock of the Company.

“Qualified Sale of the Company” means a Sale of the Company in which the consideration for such assets or stock in such sale or transfer consists of cash and/or publicly traded equity securities for at least 50% of the outstanding stock of the Company or interests in Investors LLC (e.g., 100% of such consideration would have to consist of cash and/or publicly traded equity securities if only 50.01% of such stock were sold in such transaction).

“Sale of the Company” means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than a collateral assignment by the Company and its Subsidiaries of such assets to any lender as security for the Company’s and its Subsidiaries obligations to such lender), or (ii) a transaction or series of transactions (including by way of merger, consolidation, sale of stock, recapitalization or otherwise) the result of which is that (A) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Securities Exchange Act) other than Investors LLC or MDCP and its Affiliates (as such terms are defined in the LLC Agreement) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or (B) the beneficial owners of the Company’s outstanding voting stock immediately prior to the transaction cease to own directly or indirectly at least 50% of the voting power of the outstanding voting stock of the Company other than as a result of a sale of stock which is a Public Offering.

“Securities Act” means the Securities Act of 1933, amended, or any similar federal law then in force.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of the Closing Date entered into by and between the Company and Investors LLC, as amended from time to time in accordance with the terms thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability, company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control, directly or indirectly, any managing director, a majority of the board or managers or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof. The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

“Total and Permanent Disability” means the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that is expected to result in death or that has lasted or is expected to last for a continuous period of not less than 12 months, as determined by the Board in its sole discretion.

“Unitholders Agreement” means the Unitholders Agreement dated as of the Closing Date entered into by and among the Company, Investors LLC, Operating LLC, the holders of interests in Investors LLC and the holders of interests in Operating LLC, as amended from time to time in accordance with its terms.

7.    Miscellaneous Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and none of the Company Parties shall record such purported Transfer on its books or treat any purported Transferee of such Executive Securities as the owner of such securities for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall he reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance (without posting a bond or other security) and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(e) Amendment, Modification, or Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of Investors LLC, the Company and Executive.

(f) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the States of Illinois or Georgia, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(g) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by way or limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., Atlanta, Georgia time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

To the Company:

Cbeyond Communications, Inc.

320 Interstate North Parkway, SE

Suite 300

Atlanta, Georgia 30339

Attention:      President

Telephone:    (678) 424-2600

Telecopy:      (678) 424-2500

with a copy (which shall not constitute notice) to:

Winston & Strawn

35 West Wacker Drive

Chicago, Illinois 60601-9703

Attention:      Gregory S. Murray, Esq

Telephone:    (312) 558-5669

Telecopy:      (312) 558-5700

To Investors LLC:

Madison Dearbom Capital Partners

Three First National Plaza, Suite 3800

Chicago, Illinois 60670

Attention:      James N. Perry, Jr.

   Douglas Grissom

Telephone:    (312) 895-1220

Telecopy:      (312) 895-1001

with copies (which shall not constitute notice) to:

Kirkland & Ellis

153 East 53rd Street

New York, New York 10022

Attention:      John L. Kuehn, Esq.

Telephone:    (212) 446-4821

Telecopy:      (212) 446-4900

To Executive: at the address set forth in Investors LLC’s or the Company’s records.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(i) Successors and Assigns.

(i) This Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

(ii) Each of the Company, Investors LLC and Executive hereby acknowledges that upon and after the dissolution and liquidation of Investors LLC, (A) all obligations and duties of Investors LLC hereunder shall thereafter bind and be enforceable against the Company, (B) all rights and powers granted to Investors LLC hereunder (including the repurchase rights set forth in Section 3) shall inure to the benefit of and be enforceable by the Company, (C) all references to Investors LLC shall thereafter be deemed to be references to the Company and (D) this Agreement shall thereafter operate and be construed as if the word “Company” were substituted for the phrase “Investors LLC” in each such instance.

(j ) CHOICE OF LAW. THE QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

(k) Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(l) Deliver by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Executive Purchase Agreement on the date first written above.

CBEYOND INVESTORS, LLC

By:	/s/ Mark A. Masi
Its:	CAO
Date:

CBEYOND COMMUNICATIONS, INC.

By:	/s/ Mark A. Masi
Its:	CAO
Date:

EXECUTIVE:

Name:	/s/ RICHARD BATELAAN
Date:

SCHEDULE I

Covered MSAs

Atlanta

Boston

New York City

Miami

Washington, D.C.

Los Angeles

Chicago

Philadelphia

Houston

Detroit

Dallas

San Francisco

San Diego

Seattle

Denver

Tampa/Orlando

Charlotte

Raleigh

Cleveland

St. Louis

Phoenix

New Orleans

Kansas City

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